Exhibit 10.2

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of June 7, 2019 by and among Magnolia Oil & Gas Corporation (the “Company”) and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S E T H:

WHEREAS, as of the date hereof, certain Warrant Holders are the beneficial owners of warrants that were privately issued in connection with the Company’s initial public offering (the “IPO”) based on an exemption from registration under the Securities Act of 1933 (the “Private Warrants”);

WHEREAS, as of the date hereof, certain of the Warrant Holders are also the beneficial owner of public warrants currently listed on the NYSE under the symbol “MGY.WS” that were originally sold as part of the units in the IPO (the “Public Warrants” and, together with the Private Warrants, the “Warrants”);

WHEREAS, each Warrant entitles its holder to purchase one share of the Company’s Class A common stock, par value $0.0001 (“Class A Common Stock”), for a purchase price of $11.50, subject to certain adjustments;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission, as may be amended and supplemented (the “Registration Statement”), to offer the holders of the Warrants the opportunity to exchange their Warrants for shares of Class A Common Stock, based on an exchange ratio and subject to other terms and conditions to be disclosed in the Registration Statement, which exchange ratio and other terms and conditions will be the same for the Public Warrants and the Private Warrants;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Solicitation”) to solicit the consent of the holders of the Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Warrants to permit the Company to require that each Warrant not tendered in the Exchange Offer be converted into shares of Class A Common Stock at a ratio 10% less than the ratio applicable to the Exchange Offer, as more fully described in the Registration Statement; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01    Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company all Warrants beneficially owned by such Warrant Holder, free and clear of all liens, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer. The terms of the Exchange Offer shall be the same for the Public Warrants and the Private Warrants. Each Warrant Holder agrees that, notwithstanding anything to the contrary in the Registration Statement, after a Warrant Holder validly tenders his, her or its Warrants to the Company in accordance with the terms of the Registration Statement, such Warrant Holder may not withdraw or cause to be withdrawn the tender of any of such Warrants from the Exchange Offer, unless this Agreement is terminated pursuant to Section 1.09 hereof.

Section 1.02    Agreement to Solicit. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Solicitation with respect to all of such Warrant Holder’s Warrants in accordance with the terms and conditions of the Solicitation as described in the Registration Statement, and such Warrant Holder may not withdraw or cause to be withdrawn any such consent; provided, however that such consent may be withdrawn if this Agreement is terminated pursuant to Section 1.09 hereof.

Section 1.03    Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has good and marketable title to such Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement, dated May 4, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent). Each Warrant Holder agrees it shall not transfer any Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.04    Company Representations and Warranties. The Company represents and warrants to each Warrant Holder, as of the date hereof and as of the date of tender of such Warrant Holder’s Warrants in accordance with this Agreement, that the Company has obtained any and all required regulatory and/or third-party approvals to effectuate the Exchange Offer and Solicitation contemplated by this Agreement.

Section 1.05    Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulation, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements.

Section 1.06    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.07    U.S. Federal Income Tax Treatment. The exchange of Warrants for shares of Class A Common Stock pursuant to the Exchange Offer is intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall not take any position inconsistent therewith unless otherwise required by applicable law.

Section 1.08    Section 16 Matters. The Company agrees with each of the Warrant Holders that the board of directors of the Company (or an appropriate committee thereof) shall adopt resolutions approving the transactions contemplated by the Exchange Offer, the Solicitation and this Agreement, including, but not limited to, the disposition of Warrants to the Company and the acquisition of shares of Class A Common Stock from the Company by each of the Warrant Holders, to exempt such transactions from Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3 thereunder for each of the Warrant Holders and certain persons affiliated therewith that are subject to Section 16 of the Exchange Act. The Company shall provide the Warrant Holders with copies of any resolutions proposed to be adopted in connection with the foregoing prior to such adoption. Notwithstanding anything to the contrary in this Agreement, if resolutions satisfactory to the Warrant Holders have not been adopted beforehand as contemplated by this Section 1.08 of this Agreement, Warrant Holders shall not be obligated to tender or cause to be tendered any Warrants pursuant to the Exchange Offer or to deliver any consent to the Solicitation.

Section 1.09    Termination. This Agreement shall terminate as to all Warrant Holders upon written notice to all the Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation, and (ii) September 30, 2019.

Section 1.10    Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

MAGNOLIA OIL & GAS CORPORATION

By:	/s/ Stephen I. Chazen
Name:	Stephen I. Chazen
Title:	Chairman, President and Chief Executive Officer

[Signature page to Tender and Support Agreement]

HOLDER:

TPG PACE ENERGY SPONSOR SUCCESSOR 2, LLC

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature page to Tender and Support Agreement]

HOLDER:

TPG PACE GOVERNANCE, LLC

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature page to Tender and Support Agreement]

HOLDER:

By:	/s/ Stephen I. Chazen
Name:	Stephen I. Chazen

[Signature page to Tender and Support Agreement]

HOLDER:

MILLER CREEK INVESTMENTS, LLC

By:	/s/ Michael G. MacDougall
Name:	Michael G. MacDougall
Title:	Sole Member

[Signature page to Tender and Support Agreement]

HOLDER:

By:	/s/ Christopher G. Stavros
Name:	Christopher G. Stavros

[Signature page to Tender and Support Agreement]

Schedule A

Name of Warrant Holder	Number of Public Warrants	Number of Private Warrants
TPG Pace Energy Sponsor Successor 2, LLC	—	3,729,960
TPG Pace Governance, LLC	—	1,353,460
Stephen I. Chazen	151,952	2,500,000
Miller Creek Investments, LLC	—	1,408,290
Christopher G. Stavros	2,000	—

Schedule A